Exhibit 23.01

                    INDEPENDENT AUDITORS' CONSENT


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated
August 19, 1995 which appears on page 21 of the annual report on Form 10-K/A of II-VI Incorporated and subsidiaries for the year ended June 30, 1995 and to the reference to our firm under the caption "Experts" in the Prospectus.


/s/ Alpern, Rosenthal & Company
Pittsburgh, Pennsylvania
May 24, 1996